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                                                                     EXHIBIT 3.8


                          PROVINCE OF BRITISH COLUMBIA

                                     FORM 21
                                  (Section 371)
                                                                  Certificate of
                                                                   Incorporation
                                                                      No. 332869
                                    ---------

                                   COMPANY ACT

                                    --------

                               SPECIAL RESOLUTION


            The following special resolution was passed by the undermentioned Company on the dated stated:

            Name of Company:              UniComm Signal Inc.

            Date resolution passed:       January 17, 1997

            Resolution:

            "RESOLVED, as a Special Resolution, that the Memorandum of the Company be altered by increasing the authorized capital of the Company from 50,000,000 common shares without par value, of which 28,269,434 are issued and outstanding to 200,000,000 common shares without par value, of 28,269,434 will be issued and outstanding."

            The Memorandum, as amended, is attached.

            Certified a true copy the 6th day of February, 1997.


                                          --------------------------------------
                                          Signature
                                          Relationship to Company:
                                          Solicitor

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                                  SCHEDULE "A"

                               ALTERED MEMORANDUM
            (as altered by Special Resolution dated January 17, 1997)



1. The name of the Company is UNICOMM SIGNAL INC.

2. The authorized capital of the Company consists of two hundred million and twenty thousand (200,020,000) shares divided into:

      (a) Two Hundred Million (200,000,000) common shares without par value, and

      (b) Twenty Thousand (20,000) Preferred shares with a par value of $1,000 per share.